UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Corgi ETF Trust I

(Exact name of registrant as specified in its charter)

Delaware	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

425 Bush Street, Suite 500 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Shares of beneficial interest, no par value, of:
Corgi LRN 2x Daily ETF	Cboe BZX Exchange, Inc.	37-2232035
Corgi UCTT 2x Daily ETF	Cboe BZX Exchange, Inc.	30-1490643
Corgi LASR 2x Daily ETF	Cboe BZX Exchange, Inc.	30-1490661
Corgi ACLS 2x Daily ETF	Cboe BZX Exchange, Inc.	36-5176686
Corgi SIMO 2x Daily ETF	Cboe BZX Exchange, Inc.	37-2231989
Corgi CAMT 2x Daily ETF	Cboe BZX Exchange, Inc.	36-5176693
Corgi MNST 2x Daily ETF	Cboe BZX Exchange, Inc.	38-4394372
Corgi CRUS 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2804747
Corgi UMC 2x Daily ETF	Cboe BZX Exchange, Inc.	36-5176633
Corgi ACMR 2x Daily ETF	Cboe BZX Exchange, Inc.	30-1490690
Corgi ONTO 2x Daily ETF	Cboe BZX Exchange, Inc.	37-2231986
Corgi KEYS 2x Daily ETF	Cboe BZX Exchange, Inc.	32-0852947
Corgi RMBS 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2837832
Corgi TPL 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2879855
Corgi MSI 2x Daily ETF	Cboe BZX Exchange, Inc.	36-5176757
Corgi CART 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2930753

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-289838 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest is incorporated herein by reference to Post-Effective Amendment No.54 to the Corgi ETF Trust I (the “Registrant”) registration statement on Form N-1A, filed with the Securities and Exchange Commission on June 5, 2026 (File Nos. 333-289838; 811-24117) for each of the funds set forth therein, shares of beneficial interest, no par value per share. Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2.	Exhibits.

1.

Registrant’s Amended and Restated Agreement and Declaration of Trust. Incorporated by reference to the Registrant’s Post-Effective Amendment on Form N-1A, filed April 29, 2026 (File Nos. 333-289838; 811-24117), Accession No. 0002078265-26-000058, Exhibit (a)(iii).

2.

Registrant’s Certificate of Trust, incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-289838; 811-24117), as filed with the Securities and Exchange Commission on August 25, 2025.

3.

Registrant’s By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-289838; 811-24117), as filed with the Securities and Exchange Commission on August 25, 2025.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of San Francisco and the State of California.

Corgi ETF Trust I
(Registrant)

Date:	June 17, 2026
By:	/s/ Emily Z. Yuan
Name:	Emily Z. Yuan
Title:	President and Principal Executive Officer